UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

July 2, 2007

INSIGNIA SYSTEMS, INC.

(Exact name of registrant as specified in its chapter)

Minnesota	1-13471	41-1656308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6470 Sycamore Court North, Maple Grove, Minnesota	55369
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (763) 392-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.

On July 2, 2007, Insignia Systems, Inc. (the “Company”), and Valassis Sales and Marketing Services, Inc. (“Valassis”), entered into Amendment No. 2 (the “Amendment”) to the Exclusive Reseller Agreement between the parties. The Amendment extends the term of the strategic alliance between the parties to December 31, 2017. The Amendment also expands the strategic alliance to increase the role of Valassis in developing and expanding the Company’s participating retailer network. Valassis received a five-year warrant to acquire 800,000 shares of Insignia’s common stock at a price of $4.04 and will be paid a cash commission by the Company on the revenue the Company realizes from POPS programs the consumer packaged goods manufacturers conduct in the new retail chains.

Item 3.02.	Unregistered Sales of Equity Securities.

In connection with the Amendment, the Company granted Valassis a five-year warrant to purchase 800,000 shares of common stock with an exercise price equal to $4.04. The grant was exempt from registration under Section 4(2) of the Securities Act, because it was made to one purchaser with a pre-existing business relationship with the Company, who had access to current public information about the Company, there was no general solicitation or advertising in connection with the transaction, and the securities are subject to restrictions on transfer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insignia Systems, Inc.
(Registrant)
Date: July 3, 2007	By	/s/ Scott F. Drill
Scott F. Drill, President and Chief Executive Officer